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                                                                 EXHIBIT 4.25
                                                                 EXECUTION COPY

                        ASSUMPTION AND JOINDER AGREEMENT

         ASSUMPTION AND JOINDER AGREEMENT dated as of July 24, 2003 (this "Assumption Agreement") made by [DON SHERWOOD GOLF SHOP, a California corporation], (the "New Subsidiary") in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), in connection with that certain Intercreditor Agreement dated as of October 15, 2002 (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Intercreditor Agreement"), by and among GE Capital, as Senior Agent, U.S. Bank Trust National Association, as Trustee and under the Indenture; U.S. Bank Trust National Association, as Collateral Agent under the Noteholder Security Agreement, and the parties whose names are set forth below "Credit Parties" on the signature pages thereto (each such party being referred to as an "Obligor", and collectively, the "Obligors"). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Intercreditor Agreement (as defined below).

                                   WITNESSETH

         WHEREAS, Golfsmith International, Inc. wishes to purchase all of the issued and outstanding stock of the New Subsidiary;

         WHEREAS, the New Subsidiary is a California corporation that will be wholly-owned by Golfsmith International, Inc.; and

         WHEREAS, the New Subsidiary is executing this document pursuant to
Section 2.8(b) of the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary hereby agrees as follows:

         1. Assumption and Joinder.

                  (a) The New Subsidiary hereby expressly confirms that it has assumed, and hereby agrees to perform and observe and be bound by, each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of an Obligor under the Intercreditor Agreement. By virtue of the foregoing, the New Subsidiary hereby accepts and assumes any liability of an Obligor related to each representation, warranty, covenant or obligation made by an Obligor in the Intercreditor Agreement and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, and hereby expressly affirms, as of the date hereof, each of such covenants and obligations.

                  (b) All references to the term "Obligor" in the Intercreditor Agreement or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the New Subsidiary.

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         2. Representations and Warranties. The New Subsidiary hereby represents and warrants to the Lenders as follows:

                  (a) The New Subsidiary has the requisite corporate power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Intercreditor Agreement. The execution, delivery and performance of this Assumption Agreement by the New Subsidiary and the performance of its obligations under the Intercreditor Agreement, have been duly authorized by all necessary corporate action of the New Subsidiary and no other corporate action or proceedings on the part of the New Subsidiary are necessary to authorize the execution, delivery or performance of this Assumption Agreement, the transactions contemplated hereby or the performance of its obligations under the Intercreditor Agreement. This Assumption Agreement has been duly executed and delivered by the New Subsidiary. This Assumption Agreement and the Intercreditor Agreement, each constitutes the legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

                  (b) The representations and warranties applicable to New Subsidiary set forth in the Intercreditor Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.

                  (c) The authorized capitalization of the New Subsidiary, the number of shares of its capital stock outstanding on the date hereof, and the ownership of such stock are set forth on Schedule 1 hereto.

         3. Further Assurances. At any time and from time to time, upon the Agent's request and at the sole expense of the New Subsidiary, the New Subsidiary will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent reasonably deems necessary to effect the purposes of this Assumption Agreement.

         4. Binding Effect. This Assumption Agreement shall be binding upon the New Subsidiary and shall inure to the benefit of the Lenders and their respective successors and assigns.

         5. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         6. Miscellaneous. Delivery of an executed signature page to this Assumption Agreement by facsimile shall be effective as delivery of a manually executed copy of this Assumption Agreement. This Assumption Agreement and all other instruments, agreements or documents provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement, instrument or document. This Assumption Agreement shall constitute a "Loan Document" pursuant to, and as defined in, the Senior Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                           [DON SHERWOOD GOLF SHOP]

                                           By: /s/ Noel E. Wilens
                                               ---------------------------------
                                               Name:
                                               Title:
ACKNOWLEDGED AND AGREED TO:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Senior Agent

By: /s/ Laurent Paris
    ------------------------
    Name: Laurent Paris, SVP
    Title: Duly Authorized Signatory

U.S. BANK TRUST NATIONAL ASSOCIATION,
 as Collateral Agent

By: /s/ Beverly A. Freeney
    ---------------------------------
    Name: Beverly A. Freeney
    Title: Vice President

Address:

180 East Fifth Street
St. Paul, Minnesota  55101
Attention:
Telecopy no.: (651) 244-0711

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By: /s/ Beverly A. Freeney
    ---------------------------------
    Name: Beverly A. Freeney
    Title: Vice President

Address:

180 East Fifth Street
St. Paul, Minnesota  55101
Attention:
Telecopy no.: (651) 244-0711

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                                                                      SCHEDULE 1
                                                         To Assumption Agreement

                            Authorized Capitalization

200,000 shares of common stock authorized - par value $1.00
1,158 shares of common stock issued to Golfsmith International, Inc.